POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Jeffrey B. Place (the “undersigned”) hereby constitutes and appoints Michael Kuder, Chris Forrester and Yian Huang acting as the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute, submit and file for and on behalf of the undersigned a Form ID, including any amendments thereto, and any other related documents or action necessary or appropriate, including acting as an account administrator, to obtain or update from the Electronic Gathering and Retrieval System of the United States Securities and Exchange Commission (“SEC”), the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Coherent Corp. (the “Company”) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and rules thereunder;

(3) prepare, execute, submit and file for and on behalf of the undersigned, Forms 144, and any amendments thereto, in accordance with Rule 144 of the Securities Act of 1933, as amended, and the rules thereunder;

(4) prepare and execute for and on behalf of the undersigned reports of ownership on Schedule 13D or 13G under the Securities Exchange Act of 1934 and the rules thereunder, including any joint filing agreement thereunder, and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports or schedules, and complete and execute any amendment or amendments thereto;

(5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete or execute any such Form ID, Form 3, 4, 5 or 144, Schedule 13D or 13G, any amendments thereto and other related documents, and the timely file such forms, amendments thereto or other related documents with the SEC and any stock exchange or similar authority;

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form an shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact’s discretion; and

(7) act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, 5 or 144 or Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company or (b) revocation by the undersigned in a signed writing.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 26, 2026.

By:	/s/ Jeffrey B. Place
Name: Jeffrey B. Place
Title: Chief Supply Chain Officer

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